UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

ARC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada State or Other Jurisdiction of Incorporation of Organization)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification Number)

1409 Kinsley Ave., Ste. 2 Orange Park, FL (Address of Principal Executive Offices)	32073 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

ARC Group, Inc. (the “Company”) will be commencing a private offering (the “Offering”) of up to 5,000,000 units (“Units”), each Unit comprised of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $1.40 per Unit. Each warrant is exercisable for a term of five years at an exercise price of $1.55 per share, subject to adjustment. The Units are being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

The Company has retained Maxim Group, LLC to serve as its placement agent for the Offering. The Company has agreed to pay the placement agent a placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase 4% of the number of shares of common stock included in the Units sold in the Offering at an exercise price of $1.55 per share.

The Offering may be increased by up to an additional $1,000,000 at the mutual discretion of the Company and the placement agent. The Offering will terminate on March 31, 2019, unless extended by the Company and the placement agent to a date not later than May 31, 2019.

The initial closing of the Offering is conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of Units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings, LLC (“SDA Holdings”), the sole owner of the entities which own the “Tilted Kilt” restaurant concept (“Tilted Kilt”).

Net proceeds, if any, from the Offering will be used to fund the deferred portion of the purchase price of the Company’s acquisition of the “Fat Patty’s” restaurant concept (“Fat Patty’s”), future payments to the persons that owned Tilted Kilt prior to SDA Holdings, repayment of the loan made by Seenu G. Kasturi, who is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors, to help fund the acquisitions of Fat Patty’s and Tilted Kilt, and the balance for general corporate purposes.

Attached hereto as Exhibit 99.1 is certain information that the Company and the placement agent will be providing to potential investors in connection with the Offering. Attached hereto as Exhibit 99.2 is an Investor Presentation being used by the Company and the placement agent in connection with the Offering.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act.

This document is not an offer to sell nor a solicitation of an offer to buy securities. Any offer or sale of securities will be made by means of an offering memorandum containing detailed information about the Company, management and the securities. In addition, no offer, sale or solicitation is being made in any jurisdiction in which such offer, sale or solicitation would be prohibited.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

No.	Description

99.1	Certain information to be disclosed in connection with the Offering dated January 29, 2019.

99.2	ARC Group, Inc. Investor Presentation dated January 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Date: January 29, 2019	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

EXHIBIT INDEX

No.	Description

99.1	Certain information disclosed in connection with the Offering dated January 29, 2019.

99.2	ARC Group, Inc. Investor Presentation dated January 2019.